EXHIBIT 10.6


THE INTERESTS IN THE LIMITED LIABILITY COMPANY THAT IS REGULATED BY THESE REGULATIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES AND INVESTOR PROTECTION ACT, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. THE INTERESTS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL THAT SUCH TRANSFER MAY BE LEGALLY EFFECTED WITHOUT SUCH REGISTRATION. ADDITIONAL RESTRICTIONS ON TRANSFER AND SALE ARE SET FORTH IN THESE REGULATIONS.
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                               OPERATING AGREEMENT

                                       OF

                             THREE FORKS NO. 1, LLC

                      A COLORADO LIMITED LIABILITY COMPANY



         THIS OPERATING AGREEMENT is made effective as of November 12, 2012 by and among the Owners of the Company, Three Forks No 1, LLC.

                             ARTICLE I - DEFINITIONS

         The following terms used in this Operating Agreement shall have the following meanings unless otherwise expressly provided herein:

                  "ADDITIONAL OWNER" shall mean any Person or Entity who is or which is admitted to the Company as an Additional Owner pursuant to Title 7,
Article 80, Part 701 of the Colorado Revised Statutes.

                  "AFFILIATE" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, shareholder, member or partner of such Person, (iii) any person who is an officer, director, shareholder, member, partner, trustee or employee of any Person described in clauses (i) and (ii) of this sentence, or (iv) any child, grandchild (whether through marriage, adoption or otherwise), parent, brother, sister or spouse of a Person. For purposes of this definition, the term "controls, is controlled by, or is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "CAPITAL ACCOUNT" means a capital account to be established for each Owner, and including any transferee of an Owner, and maintained in accordance with the rules of Code Section 704(b) and Code Regulations Section 1.704-1(b)(2)(iv), as amended from time to time.

                  In cases  where  Code  Section  704(c)  and  Code  Regulations
         Section 1.704-3 apply to property of the Company, the Capital Accounts of the Owners shall be adjusted in accordance with Code Regulations
         Section 1.704-1(b)(2)(iv)(g) for allocations to such Owners of income, gain, loss and deduction (including depreciation, depletion, amortization or other cost recovery) as computed for book purposes with respect to the property. Adjustment to an Owner's Capital Account hereunder shall be made with reference to the Federal tax treatment of the item giving rise to the adjustment at the Company level without regard to any elective tax treatment of such item at the Owner's level.

                  In the event any Owner transfers an Economic Interest in the Company in accordance with the terms of this Operating Agreement, the transferee shall succeed to the Capital Account of the transferor Owner to the extent such Capital Account relates to such transferred Economic Interest. In determining the amount of any liability for purposes of this section, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Code Regulations promulgated thereunder.

                  "CAPITAL CONTRIBUTION" shall mean any contribution to the capital of the Company in cash or property by an Owner whenever made. "INITIAL CAPITAL CONTRIBUTION" shall mean the initial contribution to the capital of the Company pursuant to this Operating Agreement, such value to be determined by agreement between the parties, net of liabilities, assumed by the Company or to which the contributed property is subject. The Initial Capital Contribution of each Owner is set forth opposite such Owner's name on the attached EXHIBIT "A." "ADDITIONAL CAPITAL CONTRIBUTION" shall mean any additional capital contribution to the capital of the Company pursuant to this Operating Agreement.

                  "CODE" shall mean the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws.

                  "COMPANY" shall refer to this Colorado limited liability company.

                  "DISTRIBUTABLE CASH" shall mean all cash, revenues and funds received by the Company from the Company operations, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; and (iii) such cash reserves as the Manager(s) deem reasonably necessary to the proper operation of the Company's business.

                  "ECONOMIC INTEREST" shall mean a Member's or Economic Interest Owner's share of the Company's Net Profits, Net Losses and distributions of the Company's assets pursuant to this Operating Agreement and the Colorado Revised Statutes, but shall not, of itself, include any right to vote on, consent to or

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

otherwise participate in any decision of the Members or Managers. The Initial Economic Interests are set forth in EXHIBIT "A" hereto.

                  "ECONOMIC INTEREST OWNER" Shall mean the owner of an Economic Interest who is a Member.

                  "ENTITY"   shall  mean  any   general   partnership,   limited
partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association.

                  "FISCAL YEAR" shall mean the Company's fiscal year, which shall be from January 1 to December 31.

                  "COLORADO STATUTES" shall mean the Colorado Revised Statutes Title 7 Article 80, as amended.

                  "GROSS ASSET VALUE" means, with respect to any asset of the Company, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i) The initial Gross Asset Value of any asset contributed by an Owner to the Company shall be the gross fair market value of such asset as determined by the contributing Owner and the Company;

                           (ii) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values (taking into account Code Section 7701(g)) as determined by the Company, as of the following times:

                                    a) The acquisition of an additional Economic
                  Interest in the Company by any new or existing Owner in exchange for more than a de minimis Capital Contribution;

                                    b) The  distribution  by the  Company  to an
                  Owner (or an assignee of an Owner with respect to the Owner's Economic Interest in the Company) of more than a de minimis amount of Company assets as consideration for the disposition of an interest in the Company; and

                                    c) The liquidation of the Company within the
                  meaning of Code Regulations Section 1.704-1(b)(2)(ii)(g).

                  Adjustments pursuant to subsections a) and b) above shall be made only if the Manager(s) reasonably determine that such adjustments are necessary or appropriate to reflect the relative Economic Interests of the Owners in the Company;

                           (iii) If the Gross Asset Value of an asset has been determined or adjusted as provided in this definitional Section (other than subparagraph (iv) below), Gross Asset Value of the respective asset thereafter shall be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profit and Loss;

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

                           (iv) The Gross Asset Value of any Company asset distributed to any Owner shall be the gross fair market value of the distributed asset, as determined by the Company, on the date of distribution; and

                           (v) The Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the Company assets pursuant to Code Section 732(d), Code
         Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Owner's Capital Account pursuant to Code Regulations Section 1.704-1(b)(2)(iv)(m). The Gross Asset Value of the Company assets, however, shall not be adjusted under this subparagraph (v) to the extent that the Manager(s) determine that an adjustment pursuant to subparagraph (ii) is not necessary or appropriate in connection with a transaction that otherwise would result in an adjustment pursuant to this subparagraph (v).

                  "INTERESTS" shall mean the Economic Interests or Voting Interests of a Member, as the use of such term may imply. For the purposes of a purchase or sale between Members of their respective Interests in the Company, it shall mean both the Economic Interests and the Voting Interests in the aggregate for the selling Member.

                  "MANAGER" shall mean Three Forks, Inc., a Colorado corporation upon its resignation, or any other Person or Entity that succeeds any of such persons or entities in that capacity. References to the Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the corporate plural or the masculine or feminine reference, as the case may be.

                  "MEMBER" shall mean each of the parties who executes a counterpart of this Operating Agreement as a Member and each of the parties who may hereafter become Additional or Substitute Owners having voting rights pursuant to the terms of this Agreement. Each Member shall have the right to vote his or her respective Voting Interests set forth in EXHIBIT "B" hereto.

                  "NET PROFITS" shall mean, for each Fiscal Year, the income and gains of the Company determined in accordance with the accounting principals consistently applied from year to year, as reported, separately or in the aggregate, as appropriate, on the Company's information tax return filed for federal income tax purposes, plus any income described in Code Section 705(a)(1)(B).

                  "NET LOSSES" shall mean, for each Fiscal Year, the losses and deductions of the Company determined in accordance with accounting principals consistently applied from year to year as reported separately or in the aggregate, as appropriate, on the Company's information tax return filed for federal income tax purposes, plus any expenditures described in Code Section 705(a)(2)(B).

                  "OPERATING AGREEMENT" shall mean this Operating Agreement as originally executed and as amended from time to time, and which shall constitute

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
the "Regulations" or "Operating Agreement" of the Company under Title 7, Article 80, Part 108 of the Colorado Revised Statutes.

                  "ORGANIZATION EXPENSES" shall mean those expenses incurred in connection with the formation of the Company.

                  "OWNERS"   shall  mean   collectively   the  Members  and  the
non-voting Economic Interest Owners of this Company.

                  "PERSON" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "PERSON" where the context so admits.

                  "PROFIT AND LOSS" means, for each fiscal year and other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this definition shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) of the Code or treated as Code Section
         705(a)(2)(B) expenditures pursuant to Code Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss pursuant to this definition shall be subtracted from taxable income or loss;

                           (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) and (iv) of the definition of "Gross Asset Value" hereinabove, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit or Loss;

                           (iv) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                           (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;

                           (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
         Section  743(b)  is  required  pursuant  to  Code  Regulations  Section

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

         1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of an Owner's Economic Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profit or Loss; and

                           (vii) To the extent an adjustment to the adjusted tax
         basis of any  Company  asset  pursuant to Code  Section  734(b) or Code
         Section  743(b)  is  required  pursuant  to  Code  Regulations  Section
         1l704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution to an Owner in complete liquidation of his or her interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases such basis) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Owners in accordance with their Economic Interests in the Company in the event that Code Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or the Owner to whom such distribution was made in the event that Code Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  "RESERVES" shall mean, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Manager(s) for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

                  "SUBSTITUTE OWNER" shall mean any Person or Entity who or which is admitted to the Company as a Substitute Owner pursuant to Title 7
Article 80 Part 702(3) of the Colorado Revised Statutes.

                  "VOTING INTEREST" shall mean the percentage voting interest of a Member in the Company as set forth in EXHIBIT "B" hereto, according to its pro rata ownership interest.

                      ARTICLE II - FORMATION OF THE COMPANY

         2.1 FORMATION. On November 8, 2012 the Company was organized as a Colorado Limited Liability Company under and pursuant to the Colorado Limited Liability Company Act within the Colorado Revised Statutes. The Company is not a partnership (including a limited partnership) or any other venture. Except as provided by law, no Member will be construed to be a partner in the Company or a partner of any other Member or person, and the Articles, this Operating Agreement and the relationships created thereby and arising therefrom will not be construed to suggest otherwise. The foregoing statement regarding partnership status does not apply for purposes of classifying the Company as a partnership or its Members as partners for income tax purposes under Section 301.7701-2 of the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time.

         2.2 NAME. The name of the Company is Three Forks No. 1, LLC

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         2.3 PRINCIPAL  PLACE OF BUSINESS.  The Company may locate its places of business and registered office at any other place or places as the Manager(s) may deem advisable from time to time.

         2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered agent and its registered office shall be at the offices of its registered agent Michael A. Littman, Attorney at Law, at 7609 Ralston Road, Arvada, CO 80002.

         2.5 TERM. The term of the Company shall be for 20 years from the date of filing the Articles of Organization with the Secretary of the State of Colorado, unless the Company is earlier dissolved or continued in accordance with either the provisions of the Articles of Organization, this Operating Agreement or the relevant Colorado Statutes.

                      ARTICLE III - BUSINESS OF THE COMPANY

         3.1      PERMITTED BUSINESS.  The business of the Company shall be:

                  (a) To conduct a private offering of $3,125,000 to acquire participation in oil and gas exploration and production activities through leases, farmouts or other forms of participation.

                  (b) To exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Colorado Statutes; and

                  (c)  To  engage  in  all  activities   necessary,   customary,
convenient, or incident to any of the foregoing.

                   ARTICLE IV - NAMES AND ADDRESSES OF OWNERS

         The names and addresses of the initial Owners are as set forth in EXHIBIT "B" hereto which will be amended from time to time as additional members are admitted.

                   ARTICLE V - RIGHTS AND DUTIES OF MANAGER(S)

         5.1 MANAGEMENT. The business and affairs of the Company shall be managed solely by its designated Manager(s), which the Manager(s) need not be a Member. The Members shall from time to time select a Manager, who shall be the Executive and Operating Manager of the Company and shall have the authority to bind the Company in all matters in the ordinary course of business. Three Forks, Inc. is hereby designated as the current Manager until the resignation or removal from office or until his successor is elected and qualified. The Manager(s) may, from time to time, apportion and delegate responsibilities among the various Manager(s). In the event that there is only one Manager elected by the Members, it will automatically become the Sole Manager. Three Forks, Inc. shall serve as manager, and shall have authority to bind the Company for any consulting service obligation and for any LLC administrative function of banking or finance.

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

         5.2 NUMBER, TENURE AND QUALIFICATIONS. The number of Managers of the Company shall be fixed from time to time by the Members holding a super-majority of two-thirds (2/3) of the Voting Interests in a duly constituted meeting of such. By signing this Operating Agreement, the Members confirm that the Manager is currently Three Forks, Inc. Each Manager shall hold office until the next annual meeting of Members or until its successor shall have been elected and qualified. Managers shall be elected by the Members holding a majority of the Voting Interests in a duly constituted meeting of such. A Manager need not be a resident of the State of Colorado or a Member of the Company.

         5.3 CERTAIN POWERS OF THE MANAGER(S). Without limiting the generalities of Section 5.1 hereof, but subject to the express provisions of this Section 5.3, the Manager(s) shall have full, complete and unilateral power to do any and all things, including acting through a Manager or through any duly authorized manager or other agent, except as otherwise provided herein, on behalf of the
Company:

                  (a) To acquire oil and gas leases, farmouts, or other participation in the drilling, completion and production of oil and gas.

                  (b) To purchase liability and other insurance to protect the Company's property and business;

                  (c)  To  hold  and  own  any  Company  real  and/or   personal
properties in the name of the Company;

                  (d) To invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper and other investments;

                  (e) Upon the affirmative vote of the Members holding a super-majority of two-thirds (2/3) of the Voting Interests, to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan so long as such disposition is not in violation of or a cause of a default under agreement to which to Company may be bound;

                  (f) To execute on behalf of the Company all instruments and documents, including without limitation, checks, drafts, notes and other negotiable instruments, or documents providing for the acquisition, or disposition of the Company's property, assignment, bills of sale, and any other instruments or documents necessary, in the sole and absolute opinion of such Manager, to the business of the Company.

                  (g) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds;

                  (h) To enter into any and all other agreements on behalf of the Company, with any other Person or Entity for any purpose, in such forms as the Manager(s) may approve; and

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                  (i) To do and  perform all other acts as may be  necessary  or appropriate to the conduct of the Company's business.

                  (j) To appoint a Secretary to act as an officer of the Company, for administrative purposes only.

         5.4 SPECIFIC LIMITATIONS ON MANAGER(S). Notwithstanding anything to the contrary in this Operating Agreement or the Colorado Statutes, without the prior approval of the Members of the specific act in question, the Manager(s) shall have no right, power or authority to do any of the following acts, each of which is considered outside of the ordinary course of Company business:

                  (a) Any act in contravention of this Operating Agreement;

                  (b) Change or reorganize the Company into any other legal form;

                  (c) Make any capital expenditure for equipment or other assets;

                  (d) Reconstitute the Company and continue its business following a dissolution of the Company;

                  (e) Knowingly or willingly do any act that would cause the Company to be classified as an association under Code Section 7701 taxable as a corporation, except for such acts that are expressly provided for herein; or

                  (f) Knowingly perform any act that would subject any Owner to liability as a general partner in any jurisdiction.

         Unless authorized to do so by this Operating Agreement or by a Manager of the Company, no Member, agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniary for any purpose. However, a Manager may act by a duly authorized attorney-in-fact.

         5.5 LIABILITY FOR CERTAIN ACTS. Manager(s) shall exercise its business judgment in managing the business, operations and affairs of the Company. Unless fraud, deceit, gross negligence, willful misconduct or a wrongful taking shall be proved by a nonappealable court order, judgment, decree or decision, Manager shall not be liable or obligated to the Owners for any mistake of fact or judgment or the doing of any act or the failure to do any act by such Manager(s) in conducting the business, operations and affairs of the Company, which may cause or result in any loss or damage to the Company or its Owners. Manager does not, in any way, guarantee the return of the Owner's Capital Contributions or a profit for the Owners from the operation of the Company. No Manager shall be responsible to any Owner because of a loss of his investments or a loss in operations, unless the loss shall have been the result of fraud, deceit, gross negligence, willful misconduct or a wrongful taking by such Owner proved as set forth in this Section 5.5. Manager shall incur no liability to the Company or to any Owner as a result of engaging in any other business or venture.

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         5.6 MANAGER HAS NO  EXCLUSIVE  DUTY TO  COMPANY.  Manager  shall not be required to manage the Company as its sole and exclusive function and he may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Owner shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of a Manager or to the income or proceeds derived therefrom.

         5.7 BANK ACCOUNTS. Manager may from time to time open bank accounts in the name of the Company, and Manager shall be a signatory thereon, unless the Manager determine otherwise.

         5.8 INDEMNITY OF THE MANAGER(S). Manager shall be indemnified by the Company under the following circumstances and in the manner and to the extent indicated:

                  (a) In any threatened, pending or completed action, suit or proceeding to which a Manager was or is a party or is threatened to be made a party by reason of the fact that it is or was a Manager of the Company (other than an action by or in the right of the Company) involving an alleged cause of action for damages arising from the performance of his activities on behalf of the Company, the Company shall indemnify such Manager against expenses, including attorneys' fees, judgments and amounts paid in settlement, actually and reasonably incurred by it in connection with such action, suit or proceeding if a Manager acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Company, and provided that its conduct has not been found by a nonappealable court judgment, order, decree or decision to constitute gross negligence, willful or wanton misconduct, or a breach of its fiduciary obligations to the Owners. The termination of any action, suit or proceeding by judgment, order, or settlement shall not, of itself, create a presumption that such Manager did not act in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Company.

                  (b) To the extent a Manager has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph 5.8(a) above, or in defense of any claim, issue or matter therein, the Company shall indemnify such Manager against the expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

                  (c) The indemnification set forth in this paragraph shall in no way cause the Owners to incur any liability beyond their total Capital Contributions plus their share of any undistributed profits of the Company, nor shall it result in any liability of the Owners to any third party.

         5.9 RESIGNATION. Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of such a Manager shall take effect upon receipt of the notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         5.10 REMOVAL. At a meeting called expressly for that purpose, a Manager, may be removed at any time, with or without cause, by the Members holding a super-majority of two-thirds (2/3) of the Voting Interests in a duly constituted meeting of such.

         5.11 VACANCIES. Any vacancy occurring for any reason in the number of Managers of the Company shall be filled by the Members holding a super-majority of two-thirds (2/3) of the Voting Interests in a duly constituted meeting of such. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by the affirmative vote of the Members holding a super-majority of two-thirds (2/3) of the Voting Interests in a duly constituted meeting of such. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of Members and until his successor shall be elected and qualify, or until his earlier death, resignation or removal.

         5.12 SALARIES. The salaries and other compensation of Manager shall be fixed from time to time by the Members holding a super-majority of two-thirds (2/3) of the Voting Interests in a duly constituted meeting of such, and no Manager shall be prevented from receiving such salary by reason of the fact that he is also a Member of the Company. As compensation for acting as Manager the Company shall pay Three Forks, Inc the sum of $000000 per month from revenues from operations.

         5.13 OTHER OFFICES. The Manager may elect such other officers such as President, Vice President, Secretary and Treasurer, as they deem appropriate and the Manager(s) shall set the duties of such officers.

         5.14 RIGHT TO RELY ON OFFICERS. No Person or governmental body dealing with the Company shall be required to inquire into, or to obtain any other documentation as to, the authority of any officer acting on behalf of the Company. Furthermore, any Person or governmental body dealing with the Company may rely upon a certificate signed by any officer of the Company as to the following:

                  (a)      The identity of the Manager(s) and Owners;

                  (b) The existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the officer or that are in any other manner directly or indirectly related to or otherwise involve the affairs of the Company;

                  (c) The Persons who are authorized to execute and deliver any instrument or document of the Company; or

                  (d) Any act or failure to act by the Company on any other matter whatsoever involving the Company or any Owner.

                 ARTICLE VI - RIGHTS AND OBLIGATIONS OF MEMBERS

         6.1 LIMITATION OF LIABILITY. Each Owner's liability shall be limited as set forth in the Colorado Statutes and other applicable law.

         6.2 COMPANY DEBT LIABILITY. An Owner will not personally be liable for any debts or losses of the Company beyond his or her respective Capital Contributions, except as provided in Section 6.6 herein or as otherwise required by law.

         6.3 LIST OF OWNERS. Upon written request of any Owner, the Manager(s) shall provide a list showing the names, addresses and interests of all Owners in the Company.

         6.4 APPROVAL OF SALE OF ASSETS. The Members holding a super-majority of two-thirds (2/3) of the Voting Interests shall have the right, voting in a duly constituted meeting of such, to approve the sale, exchange, or other disposition of all, or substantially all, of the Company's assets which is to occur as part of a single transaction or plan, however, it is the intent that the assets be distributed in kind 14 months after date hereof.

         6.5 COMPANY BOOKS. Manager shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents. Upon request, each Owner shall have the right, during ordinary business hours, to inspect and copy such Company documents at the Owner's expense.

         6.6 PRIORITY AND RETURN OF CAPITAL. No Owner shall have priority over any other Owner, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which an Owner has made to the Company.

                        ARTICLE VII - MEETINGS OF MEMBERS

         7.1 ANNUAL MEETING. The annual meeting of the Members shall be held at such time and place as shall be determined by resolution of the Members, commencing with the year following the year of this Agreement, for the purpose of the transaction of such business as may come before the meeting.

         7.2 SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Manager or the Manager(s) upon written request of Members of record holding in the aggregate ten percent (10%) or more of the Voting Interests entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the Manager or the Manager(s).

         7.3 PLACE OF MEETINGS. The Manager or the Manager(s) may designate any place, either within or outside the State of Colorado as the place of meeting or any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Company in the State of Colorado.

         7.4 NOTICE OF MEETINGS. Except as provided in Section 7.5 hereof, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be given by or at the direction of the Manager(s) or Members of record holding in the aggregate ten percent (10%) or more of the Voting Interests entitled to vote, not less than two (2) nor more than fifty (50) days before the date fixed for such meeting; except if the Economic Interests are to be affected in any manner, directly or indirectly, at least ten (10) days notice shall be given. A waiver of such notice, in writing, signed by the Person or Persons entitled to said notice, whether before of after the time stated herein, shall be deemed equivalent to such notice. Except as otherwise required by statute, notice of any adjourned meeting of the Members shall not be required. If mailed, such notice shall be deemed to be delivered.

         7.5 MEETING OF ALL MEMBERS. If all the Members shall meet at any time and place, either within or outside the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

         7.6 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         7.7 QUORUM. The majority of the Voting Interests represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, the Member so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting may be given to Member or record entitled to vote at the meeting.

         At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Voting Interests whose absence would cause less than a quorum.

         7.8 VOTING. Except as may otherwise be provided by statute or this Operating Agreement, Member shall at every meeting of the Members be entitled to vote that percentage in Voting Interests, as shown on the attached EXHIBIT "A", in person or by proxy, then held by such Member. No proxy, however, shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period.

         7.9 MANNER OF ACTING. If a quorum is present, the affirmative vote of a majority of the Voting Interests represented at the meeting and entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Colorado Statutes, by the Articles of Organization, or by this Operating Agreement.

         7.10 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager(s) of the Company before or at such time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         7.11 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Member entitled to vote and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 7.11 is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date that the first Member signs a written consent.

         7.12 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver therefore in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.


        ARTICLE VIII - CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

         8.1 MANAGERS INITIAL CAPITAL CONTRIBUTIONS. Three Forks, Inc. will serve as Manager but will not make any Capital Contributions to the LLC and will not participate in the revenues. Three Forks, Inc., and its related parties will purchase and pay for its separate working interests in the lease. The LLC will enter into a Purchase and Sale Agreement with Three Forks, Inc. to acquire eighty-seven percent (87%) of the working interest in the Archer County Farmout of nine (9) wells, at Manager's basis

         8.2 CAPITAL CONTRIBUTIONS. The joining members shall, make Capital Contributions of $31,250 per 1% interest (in accordance with the terms of this Operating Agreement) to capitalize the business of the Company and its investment. Each new joining member shall sign a copy of this Operating Agreement or a Joinder Agreement and agreeing to the terms hereof.

         8.3 THIRD PARTY INVESTORS. If any of the total amount of a Capital Contribution required by the Company is not collected by the Company within a reasonable amount of time after such request is made of the Owners, then the Manager will be permitted to offer Economic Interests to third parties upon terms no more favorable than those offered previously to the Owners. Any such sale of Economic Interests to third parties must be made in accordance with the terms of this Operating Agreement, including without limitation Article 13 hereof.

         8.4 RETURN OF CAPITAL CONTRIBUTIONS. No Owner shall be entitled to withdraw or demand the return of any part of his capital contribution except upon dissolution of the Company and as specifically provided for in this Operating Agreement.

         8.5 CAPITAL ACCOUNTS.

                  (a) A separate Capital Account will be maintained for each Owner. Each Owner's Capital Account will be INCREASED by (1) the amount of money contributed by such Owner to the Company; (2) the fair market value of property or other consideration contributed by such Owner to the Company (net of liabilities secured by any contributed property that the Company is considered to assume or take subject to under Code Section 752); and (3) the amount of Net Profits allocated to such Owner. Each Owner's Capital Account will be DECREASED by (1) the amount of money distributed to such Owner by the Company; (2) the fair market value of property distributed to such Owner by the Company (net of liabilities secured by such distributed property that such Owner is considered to assume or take subject to under Code Section 752); and (3) the amount of Net Losses allocated to such Owner.

                  (b) In the event of a permitted sale or exchange of an Economic Interest, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred interest.

                  (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 8.5 is intended to comply with the requirements of Code
Section 704(b) and the Treasury Regulations promulgated thereunder.

                  (d) Upon liquidation of the Company (or any Owner's Economic Interest), liquidating distributions will be made in accordance with the positive Capital Account balances of the Owners, as determined after taking in to account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid within sixty
(60) days of the date of the end of the taxable year (or, if later, within 90 days after the date of liquidation).

         8.6 WITHDRAWAL OR REDUCTION OF OWNERS' CONTRIBUTIONS TO CAPITAL. An Owner shall not receive out of the Company's property any part of its contributions to capital until:

                  (a) All liabilities of the Company, except liabilities to Owners on account of their contribution to capital, have been paid or sufficient property of the Company remains to pay them.

                  (b) The consent of the Members holding a super-majority of two-thirds (2/3) of the Voting Interests is had, unless the return of the contribution to capital may be rightfully demanded as provided in the Colorado Statutes.

                  (c) The Articles of Organization are canceled or so amended as to set out the withdrawal reduction.

           ARTICLE IX - ALLOCATIONS, INCOME TAX, ELECTIONS AND REPORTS

         9.1 ALLOCATION OF PROFITS. Profits for each fiscal year of the Company shall be allocated:

                  (a) First,  to any Owner  previously  allocated  losses  under
Section 9.2 hereof, to the extent of such losses (reduced by allocations under this Section 9.1(a) for all prior years), ratably and in inverse order to the manner in which such losses were allocated; and

                  (b) The remainder, if any, to the Owners in accordance with their respective Economic Interests.

         9.2 ALLOCATION OF LOSS. Loss for each fiscal year of the Company shall be allocated:
                  (a) First, to the Owners up to the positive balance of their Capital Account, ratably in accordance with the positive balances of their Capital Account; and

                  (b) The remainder, if any, to the Owners in accordance with their respective Economic Interests.

         9.3 ALLOCATION OF RECAPTURE ITEMS. If any gain on the sale or other disposition of depreciable Company assets is recaptured as ordinary income, such ordinary income shall be allocated among the Owners in the same ratio as the depreciation deductions giving rise to such gains were allocated, but not in excess of the amount of the gain otherwise allocable under this Article IX.

         9.4 MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Code Regulations Section 1.704-2(f), notwithstanding any other provision of this
Article IX, if there is a net decrease in Company Minimum Gain during any year, each Owner shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Owner's share of the net decrease in Company Minimum Gain, determined in accordance with Code Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Owner pursuant thereto. The items to be so allocated shall be determined in accordance with Code Regulations Sections 1.704-2(f)(6) and 1.704-(j)(2). This Section 10.4 is intended to comply with the minimum gain chargeback requirement in Code Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         9.5 CODE SECTION 704(C). If any Owner contributed any property to the Company that has Gross Asset Value in excess or less than its adjusted basis for federal income tax purposes at the time of such contribution, then all gain, loss and deduction with respect to the contributed property, solely for federal income tax purposes, shall be allocated among the Owners so as to take account of the variation between the adjusted basis of such property and its initial Gross Asset Value as required by Code Section 704(c) and the Code Regulations thereunder.

                  (a) In accordance with Code Section 704(c) and the Code Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, shall be allocated among the Owners so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

                  (b) any elections or other decisions relating to such allocations shall be made by the Manager(s) in any manner that reasonably reflects the purpose and intention of this Operating Agreement. The Manager(s) may select any reasonable method or methods for making such allocations, including, without limitation, any method described in Code Regulation Sections 1.704-3(b), (c) or (d). In the event that allocations pursuant to this Section
9.5 with respect to an item of Company property are limited by ceiling rule in any taxable year, and the Company elects to use curative allocations pursuant to Code Regulations Section 1.704-3(c):

                           (i) The Company may make curative allocations in subsequent taxable years over a reasonable period of time, such as the economic life of such item of property, to offset the effective ceiling rule to the extent permitted by Code Regulations Section 1.704(c)(ii); and

                           (ii) The Company may make curative allocations of gain from the sale or other taxable disposition of such property to offset the effect of the ceiling rule on allocations of depreciation or other cost recovery with respect to such property to the extent permitted by Code Regulations Section 1.704-3(c)(3)(iii)(B).

         9.6 COMPANY ASSET ADJUSTMENTS. In the event any of any other Company assets are adjusted pursuant to Article I, under the definition of "Gross Asset Value," subsequent Company allocations of income, gain, loss or deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as required under the Code Section 704(c) and the Code Regulation thereunder.

         9.7 ADJUSTMENTS BY THE OWNERS. Any elections or other decisions relating to Company tax allocations pursuant to Sections 9.5 and 9.6 hereof shall be made by the Manager(s) in a manner that reasonably reflects the purpose and intention of this Operating Agreement. Company tax allocations pursuant to Sections 9.5 and 9.6 hereof are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Owner's Capital Account or, other than is provided in Sections 9.5 and 9.6 hereof, any Owner's share of the Profit or Loss (or any item thereof), or Company distributions to any of the Owners under these Regulations.

         9.8      OTHER ALLOCATION RULES.

                  (a) For purposes of determining the Profit, Loss or any other items allocable to any period, Profit, Loss and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager(s) using any permissible Method of Accounting under Code Section 706 and the regulations thereunder.

                  (b) The Owners are aware of the income tax consequences of the tax allocations made under this Article X and hereby agree to be bound by the provisions of this Article X in reporting their share of the Company's income for federal income tax purposes.

                  (c) Except as otherwise provided in these Regulations, all Company income, gain, loss, deduction and any items thereof as determined for federal income tax purposes shall be allocated among the Owners in the same proportions as they share Profit or Loss, as the case may be, for the fiscal year.

                  (d) All Company Profits and Losses allocated to the Owners shall be allocated among them in proportion to the Economic Interests owned by each Owner. In the event that any Owner is admitted to the Company on different dates during any Company fiscal year, Company Profit and Loss allocated to any Owner for each such fiscal year shall be allocated to each Owner in proportion to the Economic Interest owned by each Owner from time to time during such fiscal year in accordance with Code Section 706, using any convention permitted by law and selected by the Manager(s).

         9.9 DISTRIBUTIONS. All distributions of cash or other property shall be made to the Owners according to the manner in which Net Profits and Net Losses were allocated pursuant to Section 10.1. All distributions of Distributable Cash and property shall be made at such time as determined by the Manager(s). All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Owners from the Company shall be treated as amounts distributed to the relevant Owner pursuant to this
Section 9.9.

         9.10 LIMITATION UPON DISTRIBUTIONS. No distribution shall be declared and paid, unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Owners on account of their contributions.

         9.11 ACCOUNTING PRINCIPLES. The profits and losses of the Company shall be determined in accordance with accounting principles applied on a consistent basis under the method of accounting determined by the Manager(s) to be consistent with the business of the Company.

         9.12 INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Owner shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

         9.13 RECORDS AND REPORTS. At the expense of the Company, the Manager(s) shall maintain records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

                  (a) A current list of the full name and last known business, residence, or mailing address of each Owner and Manager, both past and present;

                  (b) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                  (c) Copies of the Company's federal, state and local income tax returns and reports, if any, for the three (3) most recent years;

                  (d) Copies of the Company's currently effective written Operating Agreement, copies of any writings permitted or required with respect to an Owner's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three (3) most recent years;

                  (e) Minutes of every annual, special meeting and court-ordered meeting;

                  (f) Any written consents obtained from members for actions taken by Members without a meeting.

         9.14 RETURNS AND OTHER ELECTIONS. The Manager(s) shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Owners within a reasonable time after the end of the Company's fiscal year.

         All elections permitted to be made by the Company under federal or state laws shall be made by the Manager(s).

                        ARTICLE X - TRANSFER RESTRICTIONS

         10.1     PERMITTED TRANSFER.

                  (a) No Owner shall dispose of all or part of his Economic Interest except in compliance with the terms and conditions of this Operating Agreement. Any other proposed disposition, whether voluntary or involuntary, shall be void and shall not operate to transfer any interest or title in any Interest.

                  (b) Notwithstanding anything to the contrary in this Operating
Agreement:

                          (i) An individual  Owner may at any time and from time
             to time without compliance with Sections 10.2 to 10.7 hereof make a gift of all or a part of his Economic Interest to one or more of his Family Donees (as defined in Section 10.6 hereof) if each such Family Donee upon acquisition of such interest becomes a party to this Operating Agreement; provided, however, that the Family Donee shall not participate in the management of the Company without the consent of the Members holding a majority of the Voting Interests;

                          (ii) A Family Donee of an individual  Owner may at any
             time and from time to time without compliance with Sections 10.2 to
             10.7 hereof make a gift of all or any part of his Economic Interest back to such Owner or to another Family Donee of the same Owner if upon acquisition of such Interest the recipient Family Donee becomes a party to this Operating Agreement; provided, however, that the recipient Family Donee shall not participate in the management of the Company without the consent of the Members holding a majority of the Voting Interests;

                          (iii) An Owner  may at any time and from time to time,
             without compliance with Section 10.2 hereof to one or more Affiliates, transfer all or part of its Economic Interest to one or more Affiliates if such Affiliate upon acquisition of such Economic Interest becomes a party to this Operating Agreement and if permitted by the Colorado Statutes; provided, however, that the Affiliate shall not participate in the management of the Company without the consent of the Members holding a majority of the Voting Interests;

                          (iv) Dispositions of an Economic Interest by an Owner,
             an Affiliate or a Family Donee to the Company or to an Owner may be made without compliance with Sections 10.2 or 10.7 hereof.

         10.2 COMPANY'S OPTION TO PURCHASE ECONOMIC INTEREST. An Owner (the "Offering Interest Owner") who desires to dispose of any Economic Interest shall give a notice ("Notice") signed by the Offering Interest Owner to the Company and to each of the other Owners. The Notice shall specify the Economic Interest ("Offered Interest") the Offering Interest Owner intends to dispose of, identify and give the address of the Person to whom the Offering Interest Owner intends to dispose of the Offered Interest, and indicate the price, terms and conditions of the proposed disposition. In the event that an Owner is not able to provide Notice of any proposed disposition of Economic Interest, the legal representative, successor in interest or proposed transferee of such Owner shall so notify the Company of such proposed disposition.

                  (a) In the case of a proposed sale to a bona fide prospective purchaser who has offered in writing to purchase the Offered Interest at a stated price, the Company shall have the irrevocable and exclusive first option, but not the obligation, to purchase all or, subject to Section 10.5 hereof, a part of the Offered Interest with payment to be made in accordance with the provisions of Article XI hereof, provided that such purchase by the Company shall be at the price and upon the terms and conditions equal to those offered by such prospective purchaser (as evidenced by a copy of such offer to purchase which shall accompany the Notice), and provided further that the Company gives notice of its election to purchase to the Offering Interest Owner within thirty
(30) days after the Company receives the Notice.

                  (b) In the case of any other proposed disposition (including any involuntary disposition) of any Economic Interest, the Company shall have the irrevocable and exclusive first option, but not the obligation, to purchase all or part of the Economic Interest at a price per percentage Economic Interest to be purchased equal to Fair Market Value (as defined in Section 10.10 hereof) and with payment to be made in accordance with the provisions of Article XI hereof. The Company shall give notice of its election to purchase the Economic Interest to the Offering Interest Owner (or other party giving notice of the proposed disposition) within thirty (30) days after the Company receives notice of such proposed disposition.

         10.3 OWNERS' OPTION TO PURCHASE ECONOMIC INTEREST. If the Company does not elect, as provided by Section 10.2 hereof, to purchase all of the Offered Interest covered by the Notice, then, subject to Section 10.7 hereof, each Owner other than the Offering Interest Owner shall have the irrevocable and exclusive option, but not the obligation, to purchase from the Offering Economic Interest Owner that part of the Offered Interest that the Company has not elected to purchase, pro rata in the proportion that the Interest owned by such Owner on the date of the Notice bears the aggregate Economic Interests owned by all Owners (exclusive of the Offered Interest offered for sale or otherwise owned by the Offering Interest Owner).

                  (a) In the case of a proposed sale to a bona fide prospective purchaser who has offered in writing to purchase the Offered Interest at a stated price, at the price and upon any terms and conditions equal to those offered by such prospective purchaser (as evidenced by a copy of such offer to purchase which shall accompany the Notice); and

                  (b) In the case of any other proposed disposition of any Economic Interest, at a price per percentage of Economic Interest being purchased equal to Fair Market Value with payment to be made in accordance with the provisions of Article XI hereof.

Each Owner that elects to purchase all or a part of his pro rata portion of the Offered Interest shall give notice of such election to the Offering Interest Owner and to the other Owners within thirty (30) days after the receipt of the Notice by the Company. Each such notice shall state the percentage of Economic Interest which the Owner giving the notice elects to purchase. If any Owner fails to exercise his right to purchase his full pro rata portion of the Offered Interest, each other Owner who has given notice of election to purchase his full pro rata portion of the offered interest shall have an additional ten (10) days after the expiration of such 30-day period in which to give the Offering Interest Owner and to the other Owners further notice (the "Further Notice") of his election to purchase all or a part of the Remaining Interest (as defined below). Each Further Notice shall state the number of Remaining Interest which the Owner giving the Further Notice elects to purchase. The Remaining Interest shall be apportioned among those Members who have given a Further Notice according to the procedures described in Sections 10.3(c) and 10.3(d) hereof, or in such different portions as such Owners may agree among themselves.

                  (c) Each of the Participating Owners (as defined below) shall be apportioned (i) that number of Remaining Interest that such Participating Owner elected to purchase in his Further Notice and which have not yet been apportioned to such Participating Owner pursuant to this Section 10.3(c), or
(ii) such Participating Owner's Pro Rata Portion of the Unpurchased Interest (as defined below), whichever is less.

                  (d) If the apportionment in Section 10.3(c) hereof is followed and there remain at least one Participating Owner and any Unpurchased Interest, the procedure described in Section 11.3(c) shall be repeated.

                  (e)  For  purposes  of  this  Section   10.3,   the  following
definitions shall apply:

                          (i) The  "Remaining  Interest"  shall mean the Offered
             Interest that the Company and Owners have not theretofore elected to purchase.

                          (ii) A  "Participating  Owner" shall mean an Owner who
             has given a Further Notice and who has not yet been apportioned pursuant to Section 10.3(c) hereof that number of additional
             Interest that such Interest Owner's elected to purchase in his Further Notice.

                          (iii) "Unpurchased  Interest" shall mean the Remaining
             Interest that has not yet been apportioned to Participating Owners pursuant to Section 10.3(c) hereof.

                          (iv) A Participating Owner's "Pro Rata Portion" of the
             Unpurchased Interests shall mean the number of Unpurchased Interest multiplied by the fraction formed by dividing the percentage Economic Interest that such Participating Owner held on the date the Company received the Notice by the total percentage Economic Interest all of the Participating Owners held on the date the Company received the Notice.

         10.4 EFFECT OF AN ELECTION. The Company and each Owner giving notice of election to purchase pursuant to Sections 10.2 and 10.3 hereof, respectively, shall be obligated severally and not jointly to purchase from the Offering Interest Owner, and the Offering Interest Owner, provided the Company or such other Owners, or a combination of the Company and such other Owners elect to purchase all the Offered Interest, shall be obligated to sell to the Company or such other Owners, or the Company and such other Owners, as the case may be, the portion of Offered Interest stated therein, at the price and on the conditions determined pursuant to Sections 10.2 and 10.3 hereof and Article XI.

         10.5 CONSEQUENCES IF ENTIRE ECONOMIC INTEREST IS NOT TO BE PURCHASED. If an Offering Interest Owner gives notice and the Company and other Owners do not elect, pursuant to Sections 10.2 and 10.3 hereof, to purchase all of the Offered Interest, the Offering Interest Owner may elect to:

                  (a) Sell to the Company if it has elected to purchase part of the Offered Interest and to the Owners, if any, who have elected to purchase part of the Offered Interest, the aggregate portion of such Offered Interest which the Company and such Owners have elected to purchase at the price and on the terms and conditions determined pursuant to Sections 10.2 and 10.3 hereof and Article XI, and at any time or times after the 30th day following the date of the Notice but before the 60th day following the date of the Notice ("Disposition Period"), such Offering Interest Owner may dispose of all the remaining Offered Interest at the price and on any other terms and conditions specified in the Notice to the Person or Persons identified in the Notice; provided, however, that such Person or Persons shall not participate in the management of the Company without the consent of the Members holding a majority of the Voting Interests. Each such Person acquiring any of the Offered Interest must become a party to this Operating Agreement upon such acquisition. Any Economic Interest not so disposed of by such Offering Interest Owner during the Disposition Period may not thereafter be disposed of, except in compliance with the terms and conditions of this Operating Agreement;

                  (b) At any time or times during the Disposition Period, dispose of all the Offered Interest to the Person or Persons, at the price, and on any other terms and conditions specified in the Notice, provided that each such Person acquiring any Economic Interest in any of the Offered Interest becomes a party to this Operating Agreement upon such acquisition, and any Economic Interest not so disposed of by such Offering Interest Owner during the Disposition Period may not thereafter be disposed of, except in compliance with the terms and conditions of this Operating Agreement; or

                  (c) Withdraw the Notice and thereafter such Economic Interest may not be disposed of, except in compliance with the terms and conditions of this Operating Agreement.

         10.6 FAMILY DONEE. "Family Donee" with respect to an Owner shall mean:

                  (a) Any parent, child, descendant, or sibling of the Owner, the spouse of any of the foregoing, or the spouse of the Owner;

                  (b) Any trust established by the Owner, or any trustee, custodian, fiduciary, or foundation which will hold the interest for charitable purposes or for the benefit of the Owner or any of the Persons described in
Section 10.6(a) above;

                  (c) Committees, guardians, or other legal representatives of the Interest Owner (whether alive or deceased) or of any of the Persons described in Section 10.6(a) hereof.

         10.7 SUBSTITUTE OWNER. Assuming that the provisions of Section 10.1 hereof have been complied with and said transfer duly approved, or assuming the provisions of Sections 10.2 to 10.7 hereof apply thereto, no assignee or transferee of the whole or any portion of an Owner's Interest, including any trustee in bankruptcy, shall have the right to become a Substitute Owner in place of the assignor unless all of the following conditions are satisfied:

                  (a) The fully executed and acknowledged written instrument of assignment which has been filed with the Company setting forth the intention of the assignor that the assignee become a Substitute Owner;

                  (b) The assignor and assignee execute and acknowledge such other instruments as the Manager(s) may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Operating Agreement and his execution, acknowledgment and delivery to the Manager(s) of such documents as the Manager(s) may require in their sole discretion, the form and content of which shall be provided by the Manager(s);

                  (c) The assignee pays a transfer fee to the Company in an amount sufficient to cover all reasonable expenses connected with the admission of the assignee as a Substituted Member; and

                  (d) The other Members holding a majority of the Voting Interests consent to the assignee becoming a Substitute Owner, which consent may be withheld for any reason.

         10.8 ADDITIONAL CONDITIONS. The following additional conditions shall apply with respect to a transfer of an Economic Interest:

                  (a) The Manager(s) may not treat an assignee who has not become a Substitute Owner as a Substitute Owner in the place of his assignor.

                  (b) The Manager(s) will be required to promptly amend the Operating Agreement to reflect the substitution of Owners. Until the Operating Agreement is so amended, an assignee shall not become a Substitute Owner for any purpose.

                  (c) Upon the death or legal incompetency of an individual Owner, his personal representative shall have all of the rights of an Owner for the purpose of settling or managing his estate, and such power as the decedent or incompetent possesses to constitute a successor as an assignee of its Economic Interest in the Company and to join with such assignee in making application to substitute such assignee as an Owner. A trustee in bankruptcy for any individual Owner shall have only those rights of an assignee or general unsecured creditor of such Owner and shall not be entitled to be substituted as an Owner or participate in the management of the Company except as expressly provided herein.

                  (d) Upon the bankruptcy, insolvency, dissolution or other cessation to exist as a legal entity of an Owner not an individual, the authorized representative of such entity shall have all the rights of an Owner for purposes of effecting the orderly winding up and disposition of the business of such entity an such power as such entity possessed to constitute a successor as an assignee of its Economic Interest in the Company and to join with such assignee in making application to substitute such assignee as an Owner.

                  (e) Anything in this Operating Agreement to the contrary notwithstanding, no Owner or other Person who has become the holder of Economic Interests in the Company shall transfer, assign or encumber all or any portion of his Economic Interests in the Company during any fiscal year if such transfer, assignment or encumbrance would (in the sole and unreviewable opinion of the Manager(s)) result in the termination of the Company being taxed as a partnership for the purpose of the then-applicable provisions of the Internal Revenue Code of 1986, as amended.

                  (f) In the event a vote of the Members shall be taken pursuant to this Operating Agreement for any reason, a Member shall, solely for the purpose of determining the percentage of Voting Interests held by him in weighing his vote, be deemed the holder of any Voting Interest assigned by him in respect of which the assignee has not become a Substitute Owner having voting rights.

                  (g) Anything in this Operating Agreement to the contrary notwithstanding, no Owner or other Person who has become the holder of an Economic Interest shall transfer, assign, or encumber all or any portion of his Economic Interests in the Company without obtaining the prior written consent of the Director of the appropriate state Securities Commission, if required under the Commission's rules, or the opinion of counsel for the Company that the transfer will not violate any federal or applicable state securities laws; provided, however, that receipt of an opinion may be waived by the Manager.

         10.9 VOLUNTARY WITHDRAWAL. In the event that an Owner wishes to withdraw from the Company, such Owner may withdraw by making an assignment pursuant to Section 10.2 hereof and giving thirty (30) days notice pursuant to this paragraph to all remaining Owners of such Owner's intention to withdraw and of the assignment of such withdrawing Owner's membership. As a result of such voluntary withdrawal, such withdrawing Owner shall forfeit all rights to his Capital Account and shall have no further liability to the Company.

         10.10 FAIR MARKET VALUE; APPRAISAL METHOD. (a) fair market value per percentage Economic Interest shall be determined by dividing (i) the fair market value established for the Company pursuant to the appraisal method outlined below by (ii) 100.

                  (b) APPRAISAL METHOD. In the event that the fair market value per percentage Economic Interest, or for the Company, as the case may be, cannot be agreed upon between the Members, following (10) days after the determination by either party that such fair market value cannot be determined by the Members (the "Event"), the fair market value shall be determined by an appraiser familiar by experience with similar companies agreed upon by the Members. If they fail to agree upon the appointment of an appraiser within twenty (20) days of the Event, then the disposing Member shall name an appraiser and the purchasing Member shall name an appraiser within ten (10) days after the expiration of such 20-day period by sending notification of such selection to the other Member. Any party failing to meet such deadline shall lose the right to name an appraiser. If two appraisers are selected in this manner, they shall, within ten (10) days after appointment of the second appraiser, select a third appraiser. The appraisers so selected shall determine the fair market value of the Company by majority vote. The valuation by the appraisers shall be made within thirty (30) days of appointment of the last appraiser required to be appointed by this Section 5(a). The fair market value of the Company determined pursuant to this Section 10.10(b) shall be final and binding on all parties. The cost of any valuation undertaken pursuant to the terms of this Section 10.10(b) shall be paid by the Company.

                  (c) Unless otherwise provided in the applicable Section, the closing shall be held within fifteen (15) days after a determination of fair market value pursuant to Section 10.10(b) hereof.

                  (d) If the disposing Member fails at the closing to tender the transfer certificates representing the Interests being transferred, the Company shall treat such transfer as completed if the purchasing Member delivers to the Secretary of the Company, for the benefit of the disposing Member, a certified check payable to the order of the disposing Member in the amount of the purchase price payable at the closing. The Company shall deliver such check to the disposing Member at such time as the appropriate Interest certificates have been delivered to the Company for cancellation. Upon completion of such transfer, the disposing Member no longer shall have any right, title or interest in the Interests so transferred.

                         ARTICLE XI - METHOD OF PURCHASE

         11.1 MANNER OF PAYMENT. The Company and each Owner, if any, purchasing an Economic Interest pursuant to Article XI hereof shall pay for such Economic Interest as follows:

                  (a) In the case of a proposed sale to a bona fide purchaser who has offered in writing to purchase the Offered Interest at a stated price, payment shall be made in the manner and upon any terms and conditions set forth in the Notice or the offer attached thereto (if such stated price includes any property other than case, such stated price shall be deemed to be the amount of any cash included in the stated price plus the value as determined by an independent appraiser selected by the remaining Members holding a majority of the Voting Interests and approved by the Offering Interest Owner, which approval shall not be unreasonably withheld, of such other property included in such price, the fees and expenses of such appraiser to be paid for pro rata by the Company and any Owners purchasing the Offered Interest in proportion to the portion of Offered Interest purchased by each of them); or

                  (b) In the case of any other proposed disposition of Economic Interest, payment shall be made in full, in cash or by wire transfer or certified bank check.

         11.2       MANNER OF CLOSING.

                  (a) In the case of any purchase of an Economic Interest by the Company and Owners pursuant to Sections 10.2 to 10.7 hereof, the closing of such purchase shall take place at 10:00 a.m., Eastern Standard Time, on the 15th business day after the date that the Company the Owner, as the case may be, gives notice of its or his election to purchase pursuant to the terms hereof, at the principal office of the Company, or at such different date, different place, or both as the parties to such purchase agreement agree.

                  (b) Certificates representing the Economic Interest purchased shall be delivered by the selling Owner at the closing against payment. By delivering the Economic Interest at the closing, the selling Owner shall be deemed to represent that the sale of the Economic Interest has been duly authorized by all necessary corporate action on the part of the selling Owner, the certificates evidencing the Economic Interest have been duly and validly endorsed and delivered for transfer to the purchaser and that the purchaser of such Interest will receive good title to such Interest, free and clear of all liens, security interests, pledges, charges or encumbrances other than those created by this Operating Agreement.

         11.3 LEGEND. A legend shall be placed on each certificate or other document, if any, evidencing a Voting Interest in the Company stating the following:

                  The Interests represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. These Interests have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of any effective registration statement for such Interests under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel acceptable to counsel for the Company that registration is not required under such laws. In addition, the sale, transfer, pledge or hypothecation of these Interests substantially restricted by that certain Operating Agreement by and among the Company and its Owners, dated effective November 12, 2012, a copy of which is on file with the Company at its principal place of business.

                         ARTICLE XII - OWNERS' COVENANTS

         12.1 OWNER'S PERSONAL DEBTS. In order to protect the property and assets of the Company from any claim against any Owner for personal debts owed by such Owner, each Owner shall indemnify, defend, protect and hold the Company harmless from any claim that might be made to the detriment of the Company by any personal creditor of such Owner.

         12.2 ALIENATION OF ECONOMIC INTEREST. No Owner shall, except as specifically provided in this Operating Agreement, sell, assign, mortgage, or otherwise encumber such Owner's Economic Interest in its capital assets or property; or enter into any agreement of any kind that will result in any Person, firm, or other organization becoming interested with such Owner in the Company; or do any act detrimental to the best interests of the Company.

                        ARTICLE XIII - ADDITIONAL OWNERS

         13.1 ADMISSION OF NEW OWNERS. From the date of the formation of the Company, with the written consent of the Members holding a super-majority of two-thirds (2/3) of the Voting Interests, any Person acceptable to such Members may, subject to the terms and conditions of this Operating Agreement: (i) become an Additional Owner in this Company by the sale of new Economic Interests for such consideration as such Members by their written consent shall determine, or
(ii) become a Substitute Owner as a transferee of an Owner's Economic Interests or any portion thereof in accordance with the provisions of Article X.

         13.2 ALLOCATIONS TO NEW OWNERS. No Additional or Substitute Owner shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Manager may, at his option, at the time an Additional or Substitute Owner is admitted, close the Company's books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to an Additional or Substitute Owner for that portion of the Company's tax year in which an Additional or Substitute Owner for that portion of the Company's tax year in which an Additional or Substitute Owner was admitted, in accordance with the provisions of Section 706(d) and the Treasury Regulations promulgated thereunder.

         13.3 ADDITIONAL ECONOMIC INTEREST OWNERS. Any person or Entity approved by the Members holding a super-majority of two-thirds (2/3) of the Voting
Interests may become an Economic Interest Owner subject to the terms and conditions of this Operating Agreement.

         13.4 ADDITIONAL VOTING MEMBERS/VOTING INTERESTS. Notwithstanding anything contained in this Agreement to the contrary, an Economic Interest Owner may only become a voting Member by the approval of the Members holding a super-majority of two-thirds (2/3) of the then-existing Voting Interests. Upon such approval, the Voting Interests shall be reallocated among the existing voting Members and such additional voting Member in order to equal one hundred percent (100%).

                    ARTICLE XIV - DISSOLUTION AND TERMINATION

         14.1     DISSOLUTION.

                  (a) The Company shall be dissolved upon the occurrence of any of the following events:

                          (i) when the  period  fixed  for the  duration  of the
             Company shall expire;

                          (ii) by the written consent of an affirmative  vote to
             dissolve the Company of Members holding the then existing Voting Interests; or

                          (iii) upon the death, retirement, resignation, expulsion, bankruptcy, dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in the Company (a "WITHDRAWAL EVENT"), unless the business of the Company is continued by the consent of the Members holding two thirds (2/3) of the Voting Interests and there are at least two remaining Members; or

                  (b) As soon as possible following the occurrence of any of the events specified in this Section effecting the dissolution of the Company, the appropriate representative of the Company shall execute a statement of intent to dissolve in such form as shall be prescribed by the Colorado Secretary of State and file same with the Colorado Secretary of State's office.

         14.2 EFFECT OF FILING OF DISSOLVING STATEMENT. Upon the filing with the Colorado Secretary of State of a statement of intent to dissolve, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of dissolution has been issued by the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

         14.3 DISTRIBUTION OF ASSETS UPON DISSOLUTION. In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the following order:

                  (a) those to creditors, in the order of priority as provided by law, except those to Owners of the Company on account of their Capital Contributions;

                  (b) those to Owners of the Company with respect to their Capital Accounts in accordance with Section 9.4(d) hereof; and

                  (c) those to Owners in respect of their shares of the profits and other compensation.

         14.4 ARTICLES OF DISSOLUTION. When all debts, liabilities and obligations have been paid or discharged or adequate provisions have been made therefore and all of the remaining property and assets have been distributed to the Owners, articles of dissolution shall be executed in duplicate and verified by the Person signing the articles, which articles shall set forth the information by the Colorado Statutes.

         14.5     FILING OF ARTICLES OF DISSOLUTION.

                  (a) Duplicate originals of such articles of dissolution shall be delivered to the Colorado Secretary of State.

                  (b) Upon the issuance of the certificate of dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Colorado Statutes. The Manager or Manager(s) in office at the time of dissolution, or the survivors of them, or if none, the Members, shall thereafter be trustee for the Owners and creditors of the Company and as such shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of an in the name of the Company.

         14.6 WINDING UP. Except as provided by law, upon dissolution, each Owner shall look solely to the assets of the Company for the return of its Capital Contributions. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is sufficient to return the Capital Contributions of each Owner, such Owner shall have no recourse against any other Owner. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager(s), who are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company assets the Manager(s) deem necessary or appropriate to sell.

         14.7 DISTRIBUTIONS IN KIND. Any property distributed in kind in liquidation shall be valued and treated as though the property were sold and the cash proceeds were distributed. The difference between the value of property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited or charged to the Owners in the manner set forth in Section 9.1 hereof.


                      ARTICLE XV - MISCELLANEOUS PROVISIONS

         15.1 NOTICES. Any notice, demand, or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail or reputable overnight courier, postage and charges prepaid, addressed to the Owner's and/or Company's address as it appears in the Company's records, as appropriate. Except as otherwise provided herein, any such notice shall be deemed to be given (a) three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid or (b) one business day after the date on which the same was given to a reputable overnight courier, and sent as aforesaid.

         15.2 BOOKS OF ACCOUNT AND RECORDS. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Manager(s) in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such books and records shall be maintained in accordance with generally accepted accounting principles. The books and records shall at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Owners of their duly authorized representatives during business hours.

         15.3 APPLICATION OF COLORADO LAW. This Operating Agreement and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Colorado, and specifically the Colorado Statutes.

         15.4 WAIVER OF ACTION FOR PARTITION. Each Owner irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

         15.5 AMENDMENTS. Any amendment to this Operating Agreement may be proposed by any voting Member of the Company. A vote on an amendment to this Operating Agreement shall be taken within thirty (30) days after notice thereof has been given to the Members unless such period is otherwise extended by applicable law, regulations or agreement of the Members. This Operating Agreement may be amended at any time by the Members holding a super-majority of two-thirds (2/3) of the Voting Interests;

                  (a) without the consent of the Owner to be adversely affected by the amendment, this Operating Agreement may not be amended as to (i) modify the limited liability of an Owner, or (ii) alter the interest of any Owner in the Net Profits or Net Losses or in cash distributions of the Company; and

                  (b) in the case of any provision hereof which requires the action, consent, or approval of a specified percentage in Voting Interests of the Members, such provision may not be amended without the consent of such specified percentage Voting Interests of the Members.

         A copy of any amendment shall be promptly mailed or delivered to each Owner at his or her last known address.

         15.6 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Owner hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

         15.7 CONSTRUCTION. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa.

         15.8 HEADINGS. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent of this Operating Agreement or any provision hereof.

         15.9 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         15.10 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and parties may have by law, statute, ordinance or otherwise.

         15.11 SEVERABILITY. If any provision of this Operating Agreement or the application thereof to any Person or circumstances shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

         15.12 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon the inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

         15.13 CREDITORS. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         15.14 EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Telefacsimile transmissions of any executed original and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

         IN WITNESS WHEREOF, the following initial Owner has caused this Operating Agreement to be duly executed as of the date first above written.


                                MANAGER

                                THREE FORKS, INC.




                                By:_______________________________________
                                    Don Walford, Chief Executive Officer

                                   EXHIBIT "A"

        INITIAL CAPITAL CONTRIBUTIONS/VOTING INTERESTS/ECONOMIC INTERESTS


                          VOTING      ECONOMIC                        DATE OF
 NAME AND ADDRESS       INTEREST %    INTEREST %    CONTRIBUTION   CONTRIBUTION
 ----------------       ----------    ----------    ------------   ------------


 No Initial Members



                                   EXHIBIT "B"
            CAPITAL CONTRIBUTIONS/VOTING INTERESTS/ECONOMIC INTERESTS
                               SEPTEMBER 30, 2013



                                                                       Voting      Economic         Capital
                       Name                             Units         Interest %   Interest %    Contributions ($)
------------------------------------------------------------------------------------------------------------------
Cain Griffin Group, Inc.                                       2         2.27%         2.27%          $ 50,000
Gerald Smart, The Gerald Smart Trust                         1.5         1.70%         1.70%            37,500
E. King Bare                                                 0.5         0.57%         0.57%            12,500
Stephen Medin                                                  1         1.14%         1.14%            25,000
David M. Allison                                               4         4.54%         4.54%           100,000
Ronald Anderson                                                1         1.14%         1.14%            25,000
Robert Ernest Long                                             2         2.27%         2.27%            50,000
Heading West LLC Jackie Duffing                                1         1.14%         1.14%            25,000
Johnny & Brenda Inman                                          1         1.14%         1.14%            25,000
James & Barbara Iverson                                        1         1.14%         1.14%            25,000
Barry and Joan Jacobson                                        2         2.27%         2.27%            50,000
Jeffrey Jacobson                                               1         1.14%         1.14%            25,000
Rich Sharpenter Trust                                        1.6         1.82%         1.82%            40,000
E. Dean Davis and Joyce                                        1         1.14%         1.14%            25,000
James A. or Linda Jordan                                       1         1.14%         1.14%            25,000
Tim Dender                                                     3         3.41%         3.41%            75,000
Gary & Sharon Edwards                                          2         2.27%         2.27%            50,000
Francis Construction Co, Inc.                                  4         4.54%         4.54%           100,000
Sid Jennette Jr. Mary Helen                                    1         1.14%         1.14%            25,000
William R. King, Jr.                                           9        10.22%        10.22%           225,000
AC Krepps III Janet B Krepps                                   1         1.14%         1.14%            25,000
Ronney Ledford, Jr.                                            1         1.14%         1.14%            25,000
Monroe Lawson Farmer                                           1         1.14%         1.14%            25,000
Lorie Mangham, Jr. Josephine Mangham                           1         1.14%         1.14%            25,000
Sauney R. Pippin Geraldine S. Pippin                           3         3.41%         3.41%            75,000
Harold Rahn                                                    1         1.14%         1.14%            25,000
Lester Ranew                                                   6         6.81%         6.81%           150,000
Charles Ras                                                    1         1.14%         1.14%            25,000
SCT Investments, LLC                                           1         1.14%         1.14%            25,000
Ronald G. Severson                                             1         1.14%         1.14%            25,000
James and Teresa Stewart                                       1         1.14%         1.14%            25,000
Judy Stewart                                                   1         1.14%         1.14%            25,000
William A Stewart                                              1         1.14%         1.14%            25,000
Christopher B. Swenson Emily B. Swenson                        1         1.14%         1.14%            25,000
Merritt A. Swenson                                             1         1.14%         1.14%            25,000
Bruce W. Theuerkauf Jr.                                        1         1.14%         1.14%            25,000
Robert H. or Cynthia L. Toftoy                                 3         3.41%         3.41%            75,000
William Babb                                                   1         1.14%         1.14%            25,000
C. Roan Berry                                                  2         2.27%         2.27%            50,000
Mary B. Bickles                                                2         2.27%         2.27%            50,000
Keith Butler and Jessie Smith                                  1         1.14%         1.14%            25,000
Laura Clausel                                                  1         1.14%         1.14%            25,000
John A. Cooper                                                 1         1.14%         1.14%            25,000
Juan M. Cortes                                               0.5         0.57%         0.57%            10,000
Gary Underhill                                                 1         1.14%         1.14%            25,000
Steve Scalf                                                    2         2.27%         2.27%            50,000
Terry Jacobson                                                 1         1.14%         1.14%            25,000
Barry Jacobson                                                 1         1.14%         1.14%            25,000
Ray Dender                                                     3         3.41%         3.41%            75,000
Bill Jones                                                     1         1.14%         1.14%            25,000
Brad and Kristine Jacobson                                     1         1.14%         1.14%            25,000
Bruce Akin                                                     1         1.14%         1.14%            25,000
Ralph and Joann King                                           1         1.14%         1.14%            25,000
James Iverson                                                  1         1.14%         1.14%            25,000
                                                      ------------------------------------------------------------
                                                           88.10       100.00%       100.00%       $ 2,200,000
                                                      ===========   ===========  ============   ==================
